EXHIBIT 99.1

J.JILL, INC. ANNOUNCES FOURTH QUARTER 2020 RESULTS

Quincy, MA – March 16, 2021 – J.Jill, Inc. (NYSE:JILL) today announced financial results for the fourth quarter and fiscal year ended January 30, 2021.

Claire Spofford, President and Chief Executive Officer of J.Jill, Inc. stated, “Fiscal 2020 was an unprecedented year for retail given the impact of the Covid-19 pandemic. Despite these challenges, through deliberate and aggressive actions, the teams positioned us to end the year with enhanced financial stability, a more nimble cost structure, and cleaner inventory balances. Our fourth quarter results reflect these actions as well as continued progress as we again delivered sequential topline improvement compared to our prior quarter. As we look ahead, we will continue to take disciplined and strategic actions to strengthen the foundation of our operating model to better realize the potential of the J Jill brand and business.”

For the fourth quarter ended January 30, 2021:

•	The Company ended the fourth quarter of fiscal 2020 with $4.4 million in cash and $23.8 million of total availability under its revolving credit agreement.
•	Inventory at the end of the fourth quarter of fiscal 2020 decreased 20.1% to $58.0 million compared to $72.6 million at the end of the fourth quarter of fiscal 2019.
•	Total net sales for the thirteen weeks ended January 30, 2021 were $120.4 million compared to $168.1 million for the thirteen weeks ended February 1, 2020.
•	Direct to consumer net sales represented 64.8% of total net sales, compared to 47.3% in the fourth quarter of fiscal 2019.
•

Gross profit was $68.7 million compared to $100.0 million in the fourth quarter of fiscal 2019. Gross margin was 57.0% compared to 59.5% in the fourth quarter of fiscal 2019. The year over year gross margin decline was primarily driven by actions taken in the quarter to clear excess inventory.

•

SG&A was $85.6 million compared to $100.7 million in the fourth quarter of fiscal 2019. In the fourth quarter of fiscal 2020, SG&A included $1.7 million of expense primarily the result of legal and advisory costs related to the debt restructuring agreements with lenders and costs directly incurred in response to the COVID-19 pandemic offset by a benefit of $0.5 million related to adjustments to the estimated costs of permanently closing certain retail locations. Excluding these items, SG&A as a percentage of total net sales was 70.1% compared to 58.5% in the fourth quarter of fiscal 2019.

•

For the fourth quarter of fiscal 2020, the Company recognized impairment charges of $14.3 million associated with other intangible assets and other long-lived assets compared to $36.4 million in fourth quarter of fiscal 2019.

•	Loss from operations was $31.2 million compared to $37.0 million in the fourth quarter of fiscal 2019.
•

Adjusted (Loss) Income from Operations*, excluding the non-recurring items and impairment charges incurred in the fourth quarter of fiscal 2020, was a loss of $15.7 million compared to Adjusted Income from Operations* of $1.7 million in the fourth quarter of fiscal 2019.

•	Interest expense was $4.6 million compared to $4.7 million in the fourth quarter of fiscal 2019.
•	Income tax benefit was $10.4 million compared to a benefit of $3.2 million in the fourth quarter of fiscal 2019, and the effective tax rate was 26.5% compared to 7.6% in the fourth quarter of 2019.
•	Net loss was $29.0 million compared to a loss of $38.6 million in the fourth quarter of fiscal 2019.

•

Net loss per share was $3.01 compared to a net loss of $4.38 in the fourth quarter of fiscal 2019 including the impact of one-time items. Excluding the impact of non-recurring items, Adjusted (Loss) Income per Share* in the fourth quarter of fiscal 2020 was a loss of $1.56 compared to a loss of $0.25 in the fourth quarter of 2019.

•	Adjusted EBITDA* for the fourth quarter of fiscal 2020 was a loss of $6.5 million compared to income of $11.8 million in the fourth quarter of fiscal 2019.
•	The Company closed 9 stores in the fourth quarter of fiscal 2020 and ended the quarter with 267 stores.

For the fiscal year ended January 30, 2021:

•	Total net sales for the fifty-two weeks ended January 30, 2021 were $421.3 million compared to $691.3 million for the fifty-two weeks ended February 1, 2020.
•	Direct to consumer net sales represented 65.1% of total net sales compared to 43.7% in the fifty-two weeks ended February 1, 2020.
•	Gross profit was $242.9 million compared to $428.6 million in the fifty-two weeks ended February 1, 2020. Gross margin was 57.7% compared to 62.0% in the fifty-two weeks ended February 1, 2020.
•

SG&A was $343.4 million compared to $406.7 million in the fifty-two weeks ended February 1, 2020. In the fifty-two weeks ended January 30, 2021, SG&A included $24.7 million of expense primarily the result of legal and advisory costs related to the debt restructuring agreements with lenders and costs directly incurred in response to the COVID-19 pandemic offset by a benefit of $1.4 million related to adjustments to the estimated costs of permanently closing certain retail locations. Excluding these items, SG&A as a percentage of total net sales was 76.0% compared to 58.6% in the fifty-two weeks ended February 1, 2020.

•

For the fifty-two weeks ended January 30, 2021, the Company recognized impairment charges of $66.3 million associated with goodwill, other intangible assets and other long-lived assets compared to $133.9 million in the fifty-two weeks ended February 1, 2020.

•	Loss from operations was $166.9 million compared to a loss of $112.0 million in the fifty-two weeks ended February 1, 2020.
•

Adjusted (Loss) Income from Operations*, excluding the non-recurring and impairment charges incurred in fiscal 2020 and fiscal 2019, was a loss of $77.3 million compared to Adjusted Income from Operations* of $23.4 million, respectively.

•	Interest expense was $18.2 million compared to $19.6 million in the fifty-two weeks ended February 1, 2020.
•

Income tax benefit was $48.9 million compared to a benefit of $3.0 million in the fifty-two weeks ended February 1, 2020, and the effective tax rate was 25.7% compared to 2.3% in the fifty-two weeks ended February 1, 2020.

•	Net loss was $141.4 million compared to a loss of $128.6 million in the fifty-two weeks ended February 1, 2020.
•

Net loss per share was $15.44 compared to a net loss of $14.69 in the fifty-two weeks ended February 1, 2020, including the impact of one-time items. Excluding the impact of non-recurring items, Adjusted (Loss) Income per Share* for the fifty-two weeks ended January 30, 2021 was a loss of $7.72 compared to income of $0.32 for the fifty-two weeks ended February 1, 2020.

•	Adjusted EBITDA* for the fifty-two weeks ended January 30, 2021 was a loss of $40.5 million compared to income of $65.5 million in the fifty-two weeks ended February 1, 2020.

*Non-GAAP financial measures. Please see “Non-GAAP Financial Measures” and “Reconciliation of GAAP Net Income to Adjusted EBITDA, Adjusted Income from Operations and Adjusted Net Income” for more information.

Outlook

The impact of the COVID-19 pandemic and the pace at which there are new developments, locally and globally, has created a great deal of uncertainty. Consequently, the Company is not providing financial guidance at this time but expects to close about 20 stores in fiscal 2021. The Company expects total capital spend in fiscal 2021 to be approximately $10.0 million.

Conference Call Information

A conference call to discuss fourth quarter 2020 results is scheduled for today, March 16, 2021, at 8:00 a.m. Eastern Time. Those interested in participating in the call are invited to dial (844) 502-5028 or (647) 689-5145 if calling internationally. Please dial in approximately 10 minutes prior to the start of the call and reference Conference ID 3458724 when prompted. A live audio webcast of the conference call will be available online at http://investors.jjill.com/Investors-Relations/News-Events/events.

A taped replay of the conference call will be available approximately two hours following the live call and can be accessed both online and by dialing (800) 585-8367 or (416) 621-4642. The pin number to access the telephone replay is 3458724. The telephone replay will be available until Tuesday, March 23, 2021.

About J.Jill, Inc.

J.Jill is a premier omnichannel retailer and nationally recognized women’s apparel brand committed to delighting customers with great wear-now product. The brand represents an easy, thoughtful and inspired style that reflects the confidence of remarkable women who live life with joy, passion and purpose. J.Jill offers a guiding customer experience through more than 265 stores nationwide and a robust e-commerce platform. J.Jill is headquartered outside Boston. For more information, please visit www.jjill.com or http://investors.jjill.com. The information included on our websites is not incorporated by reference herein.

Non-GAAP Financial Measures

To supplement our unaudited consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”), we use the following non-GAAP measures of financial performance:

•

Adjusted EBITDA, which represents net income (loss) plus interest expense, provision (benefit) for income taxes, depreciation and amortization, equity-based compensation expense, impairments of goodwill, intangible assets and other long-lived assets, fair value adjustments of warrants and derivatives and other non-recurring expenses and one-time items. We present Adjusted EBITDA on a consolidated basis because management uses it as a supplemental measure in assessing our operating performance, and we believe that it is helpful to investors, securities analysts and other interested parties as a measure of our comparative operating performance from period to period. We also use Adjusted EBITDA as one of the primary methods for planning and forecasting overall expected performance of our business and for evaluating on a quarterly and annual basis actual results against such expectations. Further, we recognize Adjusted EBITDA as a commonly used measure in determining business value and as such, use it internally to report results.

•

Adjusted Income (Loss) from Operations, which represents operating income (loss) plus impairments of goodwill, intangible assets and other long-lived assets and other non-recurring expense and one-time items.  We present Adjusted Income (Loss) from Operations because management uses it as a supplemental measure in assessing our operating performance, and we believe that it is helpful to investors, securities analysts, and other interested parties as a measure of our comparative operating performance from period to period.

•

Adjusted Net Income (Loss), which represents net income (loss) plus impairments of goodwill, intangible assets and other long-lived assets, fair value adjustments of warrants and derivatives and other non-recurring expenses and one-time items. We present Adjusted Net Income (Loss) because management uses it as a supplemental measure in assessing our operating performance, and we believe that it is helpful to investors, securities analysts and other interested parties as a measure of our comparative operating performance from period to period.

•

Adjusted Diluted Earnings (Loss) per Share (“Adjusted Diluted EPS”) represents Adjusted Net Income (Loss) divided by the number of fully diluted shares outstanding. Adjusted Diluted EPS is presented as a supplemental measure in assessing our operating performance, and we believe that it is helpful to investors, securities analysts and other interested parties as a measure of our comparative operating performance from period to period.

While we believe that Adjusted EBITDA, Adjusted Income (Loss) from Operations, Adjusted Net Income (Loss) and Adjusted Diluted EPS are useful in evaluating our business, they are non-GAAP financial measures that have limitations as analytical tools. Adjusted EBITDA, Adjusted Income (Loss) from Operations, Adjusted Net Income (Loss) and Adjusted Diluted EPS should not be considered alternatives to, or substitutes for, net income (loss) or EPS, which are calculated in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate Adjusted EBITDA, Adjusted Income (Loss) from Operations, Adjusted Net Income (Loss) and Adjusted Diluted EPS differently or not at all, which reduces the usefulness of such non-GAAP financial measures as tools for comparison. We recommend that you review the reconciliation and calculation of Adjusted EBITDA, Adjusted Income (Loss) from Operations, Adjusted Net Income (Loss) and Adjusted Diluted EPS to net income (loss) and EPS, the most directly comparable GAAP financial measures, under “Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA and Adjusted Net Income (Loss) as well as Reconciliation of GAAP Operating Income (Loss) to Adjusted Income (Loss) from Operations” and not rely solely on Adjusted EBITDA, Adjusted Income (Loss) from Operations, Adjusted Net Income (Loss), Adjusted Diluted EPS or any single financial measure to evaluate our business.

Forward-Looking Statements

This press release contains, and oral statements made from time to time by our representatives may contain, “forward-looking statements.” Forward-looking statements include statements under “Outlook” and other statements identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections. Forward-looking statements are based on our current expectations and assumptions regarding capital market conditions, our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, regional, national or global political, economic, business, competitive, market and regulatory conditions, including risks regarding our ability to manage inventory or anticipate consumer demand; changes in consumer confidence and spending; our failure to open new profitable stores or successfully enter new markets; the impact of the COVID-19 epidemic on the Company and the economy as a whole; the Company’s ability to take actions that are sufficient to eliminate the substantial doubt about its ability to continue as a going concern; the Company’s ability to regain compliance with the continued listing criteria of the NYSE; the Company’s ability to execute its plan to regain compliance with the continued listing criteria of the NYSE and to continue to comply with applicable listing standards within the available cure period; risks arising from the potential suspension of trading of the Company’s common stock on the NYSE; and other factors set forth under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended February 1, 2020. Any forward-looking statement made in this press release speaks only as of the date on which it is made. J.Jill undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

(Tables Follow)

J.Jill, Inc.

Consolidated Statements of Operations and Comprehensive Income

(Unaudited)

(Amounts in thousands, except share and per share data)

	For the Thirteen Weeks Ended
	January 30, 2021	February 1, 2020
Net sales	$120,433	$168,064
Cost of goods sold	51,742	68,030
Gross profit	68,691	100,034
Selling, general and administrative expenses	85,619	100,693
Impairment of long-lived assets	6,284	261
Impairment of goodwill	—	31,000
Impairment of intangible assets	8,000	5,100
Operating loss	(31,212)	(37,020)
Fair value adjustment of derivative	720	-
Fair value adjustment of warrants - related party	2,871	-
Interest expense, net	4,187	4,719
Interest expense, net - related party	402	-
Loss before income tax benefit	(39,392)	(41,739)
Income tax benefit	(10,442)	(3,154)
Net loss and total comprehensive loss	$(28,950)	$(38,585)
Net loss per common share attributable to common shareholders (a)
Basic	$(3.01)	$(4.38)
Diluted	$(3.01)	$(4.38)
Weighted average number of common shares outstanding (a)
Basic	9,625,780	8,803,468
Diluted	9,625,780	8,803,468

(a)	All share information and balances have been retroactively adjusted to reflect the 1-for-5 reverse stock split that was effective November 9, 2020.

J.Jill, Inc.

Consolidated Statements of Operations and Comprehensive Income

(Unaudited)

(Amounts in thousands, except share and per share data)

	For the Fifty-Two Weeks Ended
	January 30, 2021	February 1, 2020
Net sales	$421,262	$691,345
Cost of goods sold	178,387	262,766
Gross profit	242,875	428,579
Selling, general and administrative expenses	343,448	406,744
Impairment of long-lived assets	33,777	2,325
Impairment of goodwill	17,900	119,428
Impairment of intangible assets	14,620	12,100
Operating loss	(166,870)	(112,018)
Fair value adjustment of derivative	1,005	—
Fair value adjustment of warrants - related party	4,214	—
Interest expense, net	17,695	19,571
Interest expense, net - related party	534	—
Loss before income tax benefit	(190,318)	(131,589)
Income tax benefit	(48,906)	(3,022)
Net loss and total comprehensive loss	$(141,412)	$(128,567)
Net loss per common share attributable to common shareholders (a)
Basic	$(15.44)	$(14.69)
Diluted	$(15.44)	$(14.69)
Weighted average number of common shares outstanding (a)
Basic	9,159,686	8,749,865
Diluted	9,159,686	8,749,865

(a)	All share information and balances have been retroactively adjusted to reflect the 1-for-5 reverse stock split that was effective November 9, 2020.

J.Jill, Inc.

Consolidated Balance Sheets

(Unaudited)

(Amounts in thousands, except common share data)

	January 30, 2021	February 1, 2020
Assets
Current assets:
Cash	$4,407	$21,527
Accounts receivable	7,793	7,408
Inventories, net	58,034	72,599
Prepaid expenses and other current assets	45,428	21,416
Total current assets	115,662	122,950
Property and equipment, net	73,906	107,645
Intangible assets, net	88,976	112,814
Goodwill	59,697	77,597
Operating lease assets, net	161,135	211,332
Other assets	199	1,650
Total assets	$499,575	$633,988
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$56,263	$43,053
Accrued expenses and other current liabilities	49,315	42,712
Current portion of long-term debt	2,799	2,799
Current portion of operating lease liabilities	37,967	33,875
Borrowings under revolving credit facility	11,146	-
Total current liabilities	157,490	122,439
Long-term debt, net of discount and current portion	225,401	231,200
Long-term debt, net of discount and current portion - related party	3,311	-
Deferred income taxes	12,776	31,034
Operating lease liabilities, net of current portion	179,022	208,800
Warrants - related party	15,997	-
Derivative liability	2,436	-
Other liabilities	2,049	1,950
Total liabilities	598,482	595,423
Shareholders’ Equity (a)
Common stock, par value $0.01 per share; 50,000,000 shares authorized; 9,631,633 and 8,857,625 shares issued and outstanding at January 30, 2021 and February 1, 2020, respectively	96	89
Additional paid-in capital	129,363	125,430
Accumulated deficit	(228,366)	(86,954)
Total shareholders’ equity (deficit)	(98,907)	38,565
Total liabilities and shareholders’ equity	$499,575	$633,988

(a)	All share information and balances have been retroactively adjusted to reflect the 1-for-5 reverse stock split that was effective November 9, 2020.

J.Jill, Inc.

Reconciliation of GAAP Net Income to Adjusted EBITDA

(Unaudited)

(Amounts in thousands)

	For the Thirteen Weeks Ended
	January 30, 2021	February 1, 2020
Net loss	$(28,950)	$(38,585)
Fair value adjustment of derivative	720	-
Fair value adjustment of warrants - related party	2,871	-
Interest expense, net	4,187	4,719
Interest expense, net - related party	402	-
Income tax benefit	(10,442)	(3,154)
Depreciation and amortization	8,024	9,618
Equity-based compensation expense (a)	546	428
Write-off of property and equipment (b)	593	66
Adjustment for costs to exit retail stores (c)	(486)	—
Impairment of goodwill and intangible assets	8,000	36,100
Impairment of long-lived assets (d)	6,284	261
Transaction costs (e)	1,278	—
Other non-recurring expenses (f)	427	2,337
Adjusted EBITDA	$(6,546)	$11,790

	For the Fifty-Two Weeks Ended
	January 30, 2021	February 1, 2020
Net loss	$(141,412)	$(128,567)
Fair value adjustment of derivative	1,005	—
Fair value adjustment of warrants - related party	4,214	—
Interest expense, net	17,695	19,571
Interest expense, net - related party	534	—
Income tax benefit	(48,906)	(3,022)
Depreciation and amortization	33,696	37,925
Equity-based compensation expense (a)	2,160	3,972
Write-off of property and equipment (b)	969	151
Adjustment for costs to exit retail stores (c)	(1,444)	—
Impairment of goodwill and intangible assets	32,520	131,528
Impairment of long-lived assets (d)	33,777	2,325
Transaction costs (e)	21,914	—
Other non-recurring expenses (f)	2,820	1,597
Adjusted EBITDA	$(40,458)	$65,480

(a)

Represents expenses associated with equity incentive instruments granted to our management and board of directors.  Incentive instruments are accounted for as equity-classified awards with the related compensation expense recognized based on fair value at the date of the grant.

(b)	Represents the net gain or loss on the disposal of fixed assets.
(c)	Represents non-cash gains associated with exiting store leases earlier than anticipated.
(d)	Represents impairment of long-lived assets related to the right-of-use asset and leasehold improvements.
(e)	Represents items management believes are not indicative of ongoing operating performance. In Fiscal Year 2020, these expenses are primarily composed of legal and advisory costs.
(f)

Represents items management believes are not indicative of ongoing operating performance. In Fiscal Year 2020, these expenses are primarily composed of incremental one-time costs related to COVID-19 pandemic.  In Fiscal Year 2019, these expenses are primarily composed of a gain from insurance proceeds and restructuring costs.

J.Jill, Inc.

Reconciliation of GAAP Operating Income to Adjusted Income from Operations

(Unaudited)

(Amounts in thousands)

	For the Thirteen Weeks Ended
	January 30, 2021	February 1, 2020
Operating loss	$(31,212)	$(37,020)
Adjustment for costs to exit retail stores (a)	(486)	—
Impairment of goodwill and intangible assets	8,000	36,100
Impairment of long-lived assets (b)	6,284	261
Transaction costs (c)	1,278	—
Other non-recurring items (d)	427	2,337
Adjusted (loss) income from Operations	$(15,709)	$1,678

	For the Fifty-Two Weeks Ended
	January 30, 2021	February 1, 2020
Operating loss	$(166,870)	$(112,018)
Adjustment for costs to exit retail stores (a)	(1,444)	—
Impairment of goodwill and intangible assets	32,520	131,528
Impairment of long-lived assets (b)	33,777	2,325
Transaction costs (c)	21,914	—
Other non-recurring items (d)	2,820	1,597
Adjusted (loss) income from Operations	$(77,283)	$23,432

(a)	Represents non-cash gains associated with exiting store leases earlier than anticipated.
(b)	Represents impairment of long-lived assets related to the right-of-use asset and leasehold improvements.
(c)	Represents items management believes are not indicative of ongoing operating performance. In Fiscal Year 2020, these expenses are primarily composed of legal and advisory costs.
(d)

Represents items management believes are not indicative of ongoing operating performance. In Fiscal Year 2020, these expenses are primarily composed of incremental one-time costs related to COVID-19 pandemic.  In Fiscal Year 2019, these expenses are primarily composed of a gain from insurance proceeds and restructuring costs.

J.Jill, Inc.

Reconciliation of GAAP Net Income to Adjusted Net Income

(Unaudited)

(Amounts in thousands, except share and per share data)

	For the Thirteen Weeks Ended
	January 30, 2021	February 1, 2020
Net loss and total comprehensive loss	$(28,950)	$(38,585)
Add: Income tax benefit	(10,442)	(3,154)
Loss before income tax benefit	(39,392)	(41,739)
Add: Fair value adjustment of derivative	720	—
Add: Fair value adjustment of warrants - related party	2,871	—
Add: Adjustment for costs to exit retail stores	(486)	—
Add: Impairment of goodwill and intangible assets	8,000	36,100
Add: Impairment of long-lived assets (a)	6,284	261
Add: Transaction costs (b)	1,278	—
Add: Other non-recurring expenses(c)	427	1,911
Add: Accelerated equity-based compensation expense	—	426
Adjusted loss before income tax benefit	(20,298)	(3,041)
Less: Adjusted tax benefit (d)	(5,277)	(822)
Adjusted net loss	$(15,021)	$(2,219)
Adjusted net loss per common share attributable to common shareholders (e)
Basic	$(1.56)	$(0.25)
Diluted	$(1.56)	$(0.25)
Weighted average number of common shares outstanding (e)
Basic	9,625,780	8,803,468
Diluted	9,625,780	8,803,468

(a)	Represents impairment of long-lived assets related to the right-of-use asset and leasehold improvements.
(b)	Represents items management believes are not indicative of ongoing operating performance. In Fiscal Year 2020, these expenses are primarily composed of legal and advisory costs.
(c)

Represents items management believes are not indicative of ongoing operating performance. In Fiscal Year 2020, these expenses are primarily composed of incremental one-time costs related to COVID-19 pandemic.  In Fiscal Year 2019, these expenses are primarily composed of a gain from insurance proceeds and restructuring costs.

(d)	The adjusted tax provision for adjusted net income is estimated by applying a rate of 26% for FY20 and 27% for FY19 to the adjusted income before provision for income taxes.
(e)	All share information and balances have been retroactively adjusted to reflect the 1-for-5 reverse stock split that was effective November 9, 2020.

J.Jill, Inc.

Reconciliation of GAAP Net Income to Adjusted Net Income

(Unaudited)

(Amounts in thousands, except share and per share data)

	For the Fifty-Two Weeks Ended
	January 30, 2021	February 1, 2020
Net loss and total comprehensive loss	$(141,412)	$(128,567)
Add: Income tax benefit	(48,906)	(3,022)
Loss before income tax benefit	(190,318)	(131,589)
Add: Fair value adjustment of derivative	1,005	—
Add: Fair value adjustment of warrants - related party	4,214	—
Add: Adjustment for costs to exit retail stores	(1,444)	—
Add: Impairment of goodwill and intangible assets	32,520	131,528
Add: Impairment of long-lived assets (a)	33,777	2,325
Add: Transaction costs (b)	21,914	—
Add: Other non-recurring expenses(c)	2,820	1,171
Add: Accelerated equity-based compensation expense	—	426
Adjusted (loss) income before income tax benefit	(95,512)	3,861
Less: Adjusted tax (benefit) provision (d)	(24,833)	1,042
Adjusted net (loss) income	$(70,679)	$2,819
Adjusted net (loss) income per common share attributable to common shareholders (e)
Basic	$(7.72)	$0.32
Diluted	$(7.72)	$0.32
Weighted average number of common shares outstanding (e)
Basic	9,159,686	8,749,865
Diluted	9,159,686	8,749,865

(a)	Represents impairment of long-lived assets related to the right-of-use asset and leasehold improvements.
(b)	Represents items management believes are not indicative of ongoing operating performance. In Fiscal Year 2020, these expenses are primarily composed of legal and advisory costs.
(c)

Represents items management believes are not indicative of ongoing operating performance. In Fiscal Year 2020, these expenses are primarily composed of incremental one-time costs related to COVID-19 pandemic.  In Fiscal Year 2019, these expenses are primarily composed of a gain from insurance proceeds and restructuring costs.

(d)	The adjusted tax provision for adjusted net income is estimated by applying a rate of 26% for FY20 and 27% for FY19 to the adjusted income before provision for income taxes.
(e)	All share information and balances have been retroactively adjusted to reflect the 1-for-5 reverse stock split that was effective November 9, 2020.

Contacts:

Investor Contact:

Caitlin Churchill

ICR, Inc.

investors@jjill.com

203-682-8200

Media Contact:

Chris Gayton

J.Jill, Inc.

media@jjill.com

617-689-7916